HUSSMAN INVESTMENT TRUST
                       AMENDMENT TO THE CUSTODY AGREEMENT

     THIS AMENDMENT dated as of this 1st day of August, 2005, to the Custody Agreement dated July 20, 2000 (the "Agreement"), is entered by and between HUSSMAN INVESTMENT TRUST, an Ohio business trust (the "Trust"), and U.S. BANK, N.A., a national banking association (the "Custodian").

                                    RECITALS

     WHEREAS, the parties have entered into a Custody Agreement; and

     WHEREAS, the Trust and U.S. Bank, N.A., desire to amend said Agreement; and

     WHEREAS, the Agreement allows for its amendment by a written instrument executed by both parties.

     NOW, THEREFORE, the parties agree as follows:

     The fee schedule of the Agreement is hereby superceded and replaced with the fee schedule attached hereto.

Except to the extent supplemented hereby, the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.



HUSSMAN INVESTMENT TRUST                    U.S. BANK, N.A.


By:  /s/ John P. Hussman                    By:
    -------------------------------              -------------------------------


Title:        President                     Title:
      -----------------------------               ------------------------------




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                            HUSSMAN INVESTMENT TRUST
                            ------------------------

                            DOMESTIC CUSTODY SERVICES
                                  FEE SCHEDULE
               (REVISED FEES TO BE IMPLEMENTED ON AUGUST 1, 2005)
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Annual Fee Based Upon Market Value Per Fund
-------------------------------------------
1.00 basis point on the first $500 million
  .75 basis  point on the next $500  million
  .50 basis  point on the balance of fund assets
Minimum annual fee per fund - $6,000


PORTFOLIO TRANSACTION FEES
$ 7.00 per US Bank repurchase agreement transaction
$ 7.00 per book entry security (depository or Federal Reserve system) and non-US
       Bank repurchase agrmt
$25.00 per  portfolio transaction  processed  through  our  New  York custodian definitive security  (physical)
$ 8.00 per  principal  paydown
$15.00 per  option/future contract written, exercised or expired
$50.00 per Cedel/Euroclear  transaction
$15.00 per mutual  fund trade
$15.00 per Fed Wire
$15.00 per margin variation Fed  wire
$ 6.00 per short sale
$150.00  per segregated account per year
$ 5.00 per disbursement for fund expenses


o A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
o    Overdrafts - charged to the account at prime interest rate plus 2.
o    Plus  out-of-pocket   expenses,   and  extraordinary  expenses  based  upon
     complexity, including items such as shipping fees or transfer fees.

Fees are billed monthly.

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              HUSSMAN INVESTMENT TRUST
              ------------------------

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                 CUSTODY COMPARISON

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Hussman Strategic Growth Fund - $1.6
billion in assets under management


                       Current Fees

3 basis points for the first $20 million =     $   6,000
2 basis points for the next $30 million =      $   6,000
1.5 basis points $50 million plus =            $ 232,500
                                               ---------

Sub-total                                      $ 244,500

                       Plus

Transactions fees:
85 per month @ $9.00 per x 12 mo. =            $   9,180
                                               ---------

Estimated total annual fees                    $ 253,860


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Hussman Strategic Total Return Fund -
$120 million in assets under management


                       Current Fees

3 basis points for the first $20 million =     $   6,000
2 basis points for the next $30 million =      $   6,000
1.5 basis points $50 million plus =            $  10,500
                                               ---------

Sub-total                                      $  22,500
                                               ---------
                       Plus

Transactions fees:
25 per month @ $9.00 per x 12 mo. =            $   2,700
                                               ---------

Estimated total annual fees                    $  25,200


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HUSSMAN STRATEGIC GROWTH FUND
-----------------------------


                       NEW FEES
                       --------

1 basis points for the first $500 million =    $  50,000
..75 basis points for the next $500 million =   $  37,500
..50 basis points $1billion plus =              $  30,000
                                               ---------

Sub-total                                      $ 117,500

                       Plus

Transactions fees:
85 per month @ $7.00 per x 12 mo. =            $   7,140
                                               ---------

Estimated total annual fees                    $ 124,640

ESTIMATED SAVINGS = $ 129,220

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HUSSMAN STRATEGIC TOTAL RETURN FUND
-----------------------------------


                       NEW FEES
                       --------

1 basis points for the first $500 million =    $  12,000
..75 basis points for the next $500 million =
..50 basis points $1billion plus =

Sub-total                                      $  12,000

                       Plus

Transactions fees:
25 per month @ $7.00 per x 12 mo. =            $   2,100
                                               ---------

Estimated total annual fees                    $  14,100

ESTIMATED SAVINGS = $11,100



ESTIMATED COMBINED SAVINGS = $140,320

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